UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2006
                               (December 16, 2006)

                           BUCYRUS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  000-50858                    39-0188050
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)

                                  P.O. Box 500
                              1100 Milwaukee Avenue
                           South Milwaukee, Wisconsin               53172
                    (Address of principal executive offices)      (Zip Code)

                                 (414) 768-4000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

      On December 16, 2006 Bucyrus International, Inc. ("Bucyrus"), and its special-purpose acquisition subsidiary DBT Holdings GmbH (the "Purchaser"), entered into a Share Purchase Agreement (the "Share Purchase Agreement") with RAG Coal International Aktiengesellschaft (the "Seller"), a stock corporation organized under the laws of Germany, pursuant to which the Purchaser agreed to purchase from the Seller all of the registered capital of DBT GmbH, a German limited liability company ("DBT"). As consideration for the registered capital of DBT, Bucyrus agreed to pay to the Seller a purchase price consisting of (i) a cash payment of $710,000,000, subject to certain adjustments determined as of the closing of the transaction calculated in accordance with the Share Purchase Agreement (the "Cash Portion"), and (ii) 471,476 shares of Bucyrus' Class A common stock, $0.01 par value per share (the "Consideration Shares", and together with the Cash Portion, the "Purchase

Price"), with a market value of $21.0 million (based on the average closing price of Bucyrus Class A common stock for the 20-day trading period ended December 14, 2006). The Consideration Shares are subject to lock-up provisions set forth in the Share Purchase Agreement whereby the Seller may sell, subject to certain conditions, only a certain number of Consideration Shares per year for a period of three years following the closing of the transactions contemplated by the Share Purchase Agreement. The closing of the acquisition under the Share Purchase Agreement is subject to customary conditions and regulatory approvals. Bucyrus is a party to the Share Purchase Agreement as a guarantor of the performance of certain obligations of the Purchaser, including the obligations to pay the Purchase Price to the Seller.

      Bucyrus owns 100% of the voting shares of the Purchaser, representing 49.9% of the registered share capital of the Purchaser, and HMS Hamburg Trust GmbH, a private German investor (the "Hamburg Trust"), owns 100% of the non-voting shares of the Purchaser, representing 50.1% of the registered share capital of the Purchaser. Bucyrus will fund the Purchase Price and will be entitled to 100% of the dividends and cash flow of DBT. In connection with these transactions, Bucyrus entered into an irrevocable Forward Purchase Agreement with the Hamburg Trust (the "Forward Purchase Agreement"), pursuant to which Bucyrus will acquire all of the shares of the Purchaser held by the Hamburg
Trust by no later than December 31, 2009 for (euro)8.0 million ((euro)4.0 million of which will be paid by the Seller). Bucyrus and the Hamburg Trust have also entered into a Shareholders' Agreement (the "Shareholders' Agreement"), pursuant to which Bucyrus and the Hamburg Trust have agreed to honor certain prior commitments made by DBT regarding facility and employment matters.

      The foregoing descriptions of the Share Purchase Agreement, the Forward Purchase Agreement and the Shareholders' Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement, the Forward Purchase Agreement and the Shareholders Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

                   Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

      The information set forth in Item 1.01 with respect to the sale and issuance of the Consideration Shares to the Seller pursuant to the Share Purchase Agreement is incorporated herein by reference.

      The Seller is an accredited investor as defined in the Securities Act of 1933, as amended (the "Securities Act"), and the Consideration Shares are being sold to the Seller pursuant to an exemption from registration pursuant to
Section 4(2) of the Securities Act. The Seller agreed that the Consideration Shares are being acquired for its own account, and not with a view to any distribution, resale, subdivision, or fractionalization thereof, and that the certificates for the Consideration Shares would bear a legend restricting their disposition without being registered under the Securities Act or exempt from registration.

                  Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1  Share Purchase  Agreement,  dated December 16, 2006, by and among RAG Coal
      International   Aktiengesellschaft,   DBT  Holdings   GmbH,   and  Bucyrus
      International, Inc.

10.2 Forward Purchase Agreement, dated December 16, 2006, by and among HMS Hamburg Trust GmbH, Bucyrus Holdings GmbH and RAG Coal International Aktiengesellschaft.

10.3 Shareholders' Agreement, dated December 16, 2006, by and between Bucyrus Holdings GmbH and HMS Hamburg Trust GmbH.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BUCYRUS INTERNATIONAL, INC.


Dated: December 20, 2006           By:  /s/ Craig R. Mackus
                                        ----------------------------------------
                                   Name:   Craig R. Mackus
                                   Title:  Chief Financial Officer and Secretary


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

                                  Exhibit Index

Exhibit No.                        Description
-----------       --------------------------------------------------------------

10.1 Share Purchase Agreement, dated December 16, 2006, by and among RAG Coal International Aktiengesellschaft, DBT Holdings GmbH, and Bucyrus International, Inc.

10.2 Forward Purchase Agreement, dated December 16, 2006, by and among HMS Hamburg Trust GmbH, Bucyrus Holdings GmbH and RAG Coal International Aktiengesellschaft.

10.3 Shareholders' Agreement, dated December 16, 2006, by and between Bucyrus Holdings GmbH and HMS Hamburg Trust GmbH.


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